UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2010 (July 28, 2010)

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (615) 599-2274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders.

Following a review of Tennessee Commerce Bancorp, Inc. (the “Corporation”) by the Federal Reserve Bank of Atlanta (the “Federal Reserve Bank”) at its inspection of the Corporation as of June 30, 2009, which was updated through December 31, 2009, the Federal Reserve Bank instructed the Corporation’s board of directors to adopt, no later than August 7, 2010, a board resolution whereby the Corporation will agree to obtain the written approval of the Federal Reserve Bank prior to (i) incurring additional indebtedness at the parent level, including indebtedness associated with trust preferred securities, (ii) taking any action that would cause a change in debt instruments relating to indebtedness incurred at the parent level, (iii) declaring or paying dividends to common or preferred shareholders, (iv) reducing the Corporation’s capital position by purchasing or redeeming treasury stock and (v) making any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities.  The Corporation’s board of directors has indicated that it will approve such a resolution prior to the deadline set by the Federal Reserve Bank.

As a result of approval of this resolution, the Corporation would be required to suspend its dividend payments on its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) if it is unable to obtain the Federal Reserve Bank’s consent to the declaration or payment of such dividends. This suspension of dividend payments would be permissible under the terms of the Capital Purchase Program under the Troubled Asset Relief Program, but because the dividend is cumulative, failure to pay dividends for six dividend periods would trigger the right of the holder of the Series A Preferred Stock to elect two additional members of the Corporation’s board of directors. While dividends are being deferred on the Series A Preferred Stock, the Corporation may not pay dividends on its common stock.  Also, as a result of approval of this resolution, the Corporation would be required to defer the quarterly interest payments on the subordinated debentures relating to its trust preferred securities if it is unable to obtain the Federal Reserve Bank’s consent to such payments. The Corporation has the right to defer the payment of interest on the subordinated debentures at any time, for a period not to exceed 20 consecutive quarters. During the deferral period, the Corporation may not pay any dividends on its common or preferred stock.

Item 7.01.  Regulation FD Disclosure.

On July 28, 2010, the Corporation issued a press release announcing an underwritten public offering of up to $60 million of its common stock, to be offered pursuant to a registration statement filed with the Securities and Exchange Commission (the “Commission”).

A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Commission, such exhibit and the information set forth therein and in this Item 7.01 are deemed to be furnished and shall not be deemed to be “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01.  Other Events.

The slides attached hereto as Exhibit 99.2 and incorporated by reference into this Item 8.01 have been excerpted from an investor presentation used by the Corporation in connection with the underwritten public offering of its common stock.

Pursuant to the rules and regulations of the Commission, such exhibit and the information set forth therein and in this Item 8.01 are deemed to be “filed” with the Commission under the Exchange Act.

The information contained in this Form 8-K pursuant to Items 7.01 and 8.01 and the materials filed as exhibits shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A registration statement relating to these securities has been filed with the Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

99.1	Press release issued on July 28, 2010 by Tennessee Commerce Bancorp, Inc.

99.2	Investor slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer

Date: July 28, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued on July 28, 2010 by Tennessee Commerce Bancorp, Inc.

99.2	Investor slides